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Exhibit 99.1

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY INDIANA COMMUNITY BANCORP

ANNUAL MEETING OF SHAREHOLDERS

        , 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark T. Gorski with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of capital stock of Indiana Community Bancorp (the “Corporation”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at [the Hilton Garden Inn, 12210 North Executive Drive, Edinburgh, Indiana], on         ,         , 2012, at [3]:00 P.M. local time, and at any and all adjournments thereof, as follows:

1. Approval of the Agreement and Plan of Merger dated January 24, 2012 (the “Merger Agreement”), by and between the Corporation and Old National Bancorp (“Old National”), and the merger (the “Merger”) of the Corporation with and into Old National contemplated thereby.	For ☐	Against ☐	Abstain ☐

2. Approval, on an advisory (non-binding) basis, of the compensation of the named executive officers of the Corporation based on or related to the Merger and the agreements and understandings concerning such compensation.

	For ☐	Against ☐	Abstain ☐

3. The election as director of the nominee listed below for a three-year term:	For ☐	Withhold ☐

01 John M. Miller

4. The ratification of the appointment of BKD LLP as auditors for the Corporation for the fiscal year ended December 31, 2012.	For ☐	Against ☐	Abstain ☐

5. Approval, on an advisory (non-binding) basis, of the compensation of executives disclosed in the proxy statement.	For ☐	Against ☐	Abstain ☐

6. Approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Annual Meeting in person or by proxy to approve the Merger Agreement and Merger described in proposal 1.	For ☐	Against ☐	Abstain ☐

In his discretion, the proxy is authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

This proxy may be revoked at any time prior to the voting thereof.

The Board of Directors recommends a vote “FOR” each of the listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

The undersigned acknowledges receipt from the Corporation, prior to the execution of this proxy, of a notice of the Meeting, a proxy statement and an Annual Report to shareholders.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-Holder (if any) sign above

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é    Detach above card, sign, date and mail in postage paid envelope provided.    é

INDIANA COMMUNITY BANCORP

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.